UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AirJoule Technologies Corporation

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34361 Innovation Drive, Ronan, Montana 59864

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 29, 2025

To our Stockholders:

AirJoule Technologies Corporation (the “Company” or “AirJoule”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 29, 2025 at 11:00 AM Eastern Time. The Annual Meeting will be a virtual meeting conducted online at https://www.cstproxy.com/airjouletech/2025. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the two Class I director nominees named in the Proxy Statement to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and

(3)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

All stockholders of record at the close of business on April 8, 2025, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instead of mailing a printed copy of the proxy materials, including our Annual Report for the fiscal year ended December 31, 2024, to each stockholder of record, we are providing access to these materials via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 16, 2025, a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) was mailed to our stockholders of record as of the record date. The Notice contains instructions on how to electronically access the proxy materials on the internet and how to vote the shares. Instructions for requesting a paper copy of the proxy materials are also contained in the Notice.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible by using the internet or telephone voting procedures described in the Notice and in this Proxy Statement or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors,

Chad W. MacDonald Chief Legal Officer April 16, 2025

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on May 29, 2025. The Proxy Statement and Annual Report for the year ended December 31, 2024 are available at https://www.cstproxy.com/airjouletech/2025.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please refer to the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report for the year ended December 31, 2024 for a description of the substantial risks and uncertainties related to any forward-looking statements that may be included in this Proxy Statement.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the date and time of the Annual Meeting?

AirJoule Technologies Corporation’s 2025 Annual Meeting will be held virtually on Thursday, May 29, 2025, beginning at 11:00 AM, Eastern Time.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of 1) election of directors, 2) ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and 3) any other matters that properly come before the meeting.

Why did I receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the internet, how to request a printed set of proxy materials and how to vote your shares.

Why are we holding a virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 8, 2025, the Record Date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the Record Date, there were 56,454,161 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

How can I participate in the virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders will need to enter their unique Control Number at the following website during the meeting: https://www.cstproxy.com/airjouletech/2025. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to https://www.cstproxy.com/airjouletech/2025 and vote in advance of the Annual Meeting.

Stockholders who hold shares of our common stock in “street name” may participate in the Annual Meeting only if they receive a valid legal proxy from their broker and provide the legal proxy to the Transfer Agent, which can then issue the stockholder a control number for participation in the Annual Meeting. Please allow up to five days prior to the Annual Meeting for processing these requests.

If do not have a control number, or you lose your control number, you may join the Annual Meeting as a “guest” but you will not be able to vote, ask questions or view the list of registered stockholders as of the Record Date.

The meeting webcast will begin promptly at 11:00 AM Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you have difficulties during the check-in time or during the Annual Meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call 917-262-2373.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, there were 56,454,161 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

For purposes of electing directors at the Annual Meeting, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock present at the meeting, in person or by proxy and entitled to vote, shall be elected as directors. The affirmative vote of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote is required for the ratification of the appointment of BDO USA, P.C. and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner.

Broker non-votes will not be counted as votes cast “for” or votes “withheld” for the election of directors. We do not expect there to be any broker non-votes for the ratification of the appointment of BDO USA, P.C. since brokers have discretion to cast votes on that matter.

What are the Board's recommendations?

As more fully discussed under Summary of Matters to be Voted On, our Board of Directors recommends a vote FOR the election of the respective nominees for director named in this Proxy Statement; and FOR the ratification of the appointment of BDO USA, P.C. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this Proxy Statement; (2) FOR the ratification of the appointment of BDO USA, P.C.; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by internet (at https://www.cstproxy.com/airjouletech/2025) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 1-800-450-7155).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of common stock are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and Annual Meeting of stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the notice of meeting on the cover page of this Proxy Statement, the Annual Report for the year ended December 31, 2024 and the proxy card, along with the cost of posting the proxy materials on a website, are borne by us. We have engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Advantage Proxy a fee of $5,000, plus disbursements. We will also reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of common stock and in obtaining voting instructions from those owners.

Who can help with my questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our Annual Report for the year ended December 31, 2024, please contact:

AirJoule Technologies Corporation
34361 Innovation Drive

Ronan, Montana 59864
investors@airjouletech.com

If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Attn: Karen Smith

E-mail: ksmith@advantageproxy.com

Stockholders, please call toll free (877) 870-8565

Banks and Brokerage Firms, please call (206) 870-8565

PROPOSAL 1

Election of Directors

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at eight. At the Annual Meeting, our Class I directors, Matthew B. Jore and Stuart D. Porter, who currently serve as directors on the Board, are up for election.

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposes that Mr. Jore and Mr. Porter be elected at the Annual Meeting, with each holding office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.

Our director nominees have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the class and Board.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, who are up for election at the Annual Meeting for a term expiring at the 2028 Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2026 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2027 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee in determining to recommend them as nominees, is set forth below.

Name	Class	Age(1)	Director Since	Position
Ajay Agrawal (2)	Class III	62	2024	Director
Max S. Baucus (3,4*)	Class II	83	2024	Director
Paul Dabbar (2*,4)	Class II	57	2021	Director
J. Kyle Derham (2)	Class II	37	2024	Director
Patrick C. Eilers	Class III	58	2021	Executive Chairman
Matthew B. Jore	Class I	62	2024	Chief Executive Officer and Director
Stuart D. Porter	Class I	57	2024	Director
Marwa Zaatari (3*)	Class III	39	2024	Director

(1)
As of April 8, 2025
(2)
Member of the Audit Committee
(3)
Member of the Compensation Committee
(4)
Member of the Nominating and Corporate Governance Committee
(5)
Committee Chair

Class I Director Nominees

Matthew B. Jore. Mr. Jore has served as a member of the Board and the Chief Executive Officer of AirJoule since the consummation of the Business Combination (defined below). Mr. Jore founded Montana Technologies LLC (our “Predecessor”) in October 2012, and he served as Chairman and Chief Executive Officer of our Predecessor since its founding. Prior to founding our Predecessor, Mr. Jore founded Core Innovation and Jore Corporation, a power tool and accessories manufacturer that generated in excess of $50 million in annual revenue, which Mr. Jore previously led through a successful initial public offering. Mr. Jore has over thirty years of experience successfully founding and leading innovative product-based companies. Mr. Jore holds a Bachelor of Arts in Political Science and Economics, Business from University of Montana. We believe that Mr. Jore is qualified to serve on the Board due to his deep knowledge of AirJoule and his general industry experience.

Stuart D. Porter. Mr. Porter has served as a member of the Board since the consummation of the Business Combination. Mr. Porter has over 29 years of senior investment experience, including as a Founder and Managing Partner of Denham Capital, where he currently serves as the Chief Executive Officer and Chief Investment Officer. Mr. Porter also serves on Denham Capital’s Investment Committee and Valuation Committee. Mr. Porter has served on the Board of Directors of ChampionX Corporation (Nasdaq: CHX) since June 3, 2020 and on the Board of Directors of GameSquare Holdings, Inc. (Nasdaq: GAME) since April 2023. Prior to founding Denham Capital in 2004, Mr. Porter was a founding partner of Sowood Capital Management LP and, prior thereto, was employed as a Vice President and Portfolio Manager at Harvard Management Company, Inc., where he focused on public and private transactions in the energy and commodities sectors. Mr. Porter previously worked for Bacon Investments and at J. Aron, a division of Goldman Sachs. While at J. Aron, he worked on the Goldman Sachs Commodity Index desk. Prior to joining J. Aron, Mr. Porter was a self-employed trader at the Chicago Board of Trade and was employed by Cargill Incorporated in Minnetonka, Minnesota in the Financial Markets Division. Mr. Porter received a Bachelor of Arts from the University of Michigan and a Master of Business Administration degree from the University of Chicago Booth School of Business. We believe that Mr. Porter is qualified to serve as a member of the Board due to his extensive senior investment experience and leadership skills.

Continuing Directors

Max S. Baucus. Mr. Baucus has served as a member of the Board since the consummation of the Business Combination. In 2014, then-U.S. President Barack Obama nominated Mr. Baucus to be Ambassador of the United States of America to the People’s Republic of China, a position he held until 2017. Ambassador Baucus formerly served as the senior United States Senator from Montana from 1978 to 2014 and was Montana’s longest serving U.S. Senator. While in the Senate, Ambassador Baucus was Chairman and Ranking Member of the Senate Committee on Finance (the “Finance Committee”). As chairman of the Finance Committee, he was the chief architect of the Affordable Health Care Act (ACA), which was signed into law by President Obama on March 23, 2009. In addition, as chairman of the Finance Committee, Ambassador Baucus led the passage and enactment of the Free Trade Agreements with 11 countries. While serving on the Senate Agriculture Committee, he led the securement of reauthorization for numerous farm bills. As a member of the Committee on Environment and Public Works, he guided many highway bills and other infrastructure legislation to passage as well as leading the passage of The Clean Air Act of 1990. Before his election to the U.S. Senate, Ambassador Baucus represented Montana in the U.S. House of Representatives from 1975 to 1978. Ambassador Baucus earned a Bachelor’s and Juris Doctor degree from Stanford University. Ambassador Baucus currently has a consulting business, Baucus Group LLC, and, since 2017, has been advising technology and biotech companies, as well as engaging in numerous public speaking engagements. Ambassador Baucus and his wife have also founded a public policy institute at the University of Montana School of Law, The Baucus Institute. We believe Mr. Baucus is well qualified to serve as one of our directors due to his extensive experience in domestic and international trade and legislative processes.

Paul Dabbar. Mr. Dabbar has served as a member of the Board since December 2021, which includes his service as a member of the Board of Directors of Power & Digital Infrastructure Acquisition II Corp. (“XPDB”) between December 2021 and the consummation of the Business Combination. Mr. Dabbar is the Co-Founder of Bohr Quantum Technology Corp, a quantum communications company, and served as the company’s Chief Executive Officer from 2021 through February 2025. Mr. Dabbar has served on the Board of Directors of Dominion Energy, Inc. (NYSE: D) since November 2023 and served on the Board of Directors of Power & Digital Infrastructure Acquisition Corp. from February 2021 until the completion of its merger with Core Scientific in January 2022. Prior to Bohr Quantum, Mr. Dabbar served as Under Secretary for Science at the U.S. Department of Energy from 2017 to 2021, managing the operations of, and investing capital at, the seventeen U.S. National Laboratories which conduct research and development in energy, technology and the sciences. Mr. Dabbar was previously a Managing Director in investment banking at J.P. Morgan Chase & Co., in energy and mergers & acquisitions from 1996 to 2017. Mr. Dabbar was also previously a nuclear submarine officer in the U.S. Navy. Mr. Dabbar earned a Bachelor of Science from the U.S. Naval Academy and a Master of Business Administration from Columbia University. We believe Mr. Dabbar is well qualified to serve as one of our directors due to his extensive leadership experience in the communications and energy industry.

J. Kyle Derham. Mr. Derham has served as a member of the Board since April 2024 and as the Lead Independent Director since March 2025. Mr. Derham is a partner at Rice Investment Group, where he has served since January 2018. Mr. Derham served as the Chief Executive Officer and a member of the Board of Directors of Rice Acquisition Corp. II (NYSE: RONI), a special purpose acquisition company (“RONI”), from February 2022 until RONI completed its initial business combination with Net Power, LLC in June 2023. Upon closing of the business combination, RONI changed its name to “NET Power Inc.” Mr. Derham has continued to serve as a member of the Board of Directors of Net Power, Inc. (NYSE: NPWR) since June 2023. Mr. Derham served as the Chief Financial Officer and a member of the Board of Directors of Rice Acquisition Corp. I (NYSE: RICE), a special purpose acquisition company (“RICE”), from October 2020 until September 2021 when RICE completed its initial business combination with Archaea Energy II LLC and Aria Energy LLC. Upon closing of the business combination, RICE changed its name to “Archaea Energy Inc.” Mr. Derham served as a member of the Board of Directors of Archaea Energy Inc. (NYSE: LFG) from September 2021 through December 2022, when Archaea Energy Inc. was acquired by BP Products North America Inc. From July 2019 through December 2021, Mr. Derham served as interim Chief Financial Officer of EQT Corporation (“EQT”) and subsequently served as a strategic advisor to EQT. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream from January 2014 through November 2017. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays Investment Bank. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania. We believe that Mr. Derham is qualified to serve as a member of the Board due to his extensive public company and executive management experience.

Ajay Agrawal. Mr. Agrawal has served as a member of the Board since the consummation of the Business Combination. Mr. Agrawal is the Senior Vice President of Global Services and Chief Business Development Officer for Carrier. He joined Carrier in October 2019, prior to its spin-off from United Technologies Corporation (“UTC”). He is widely recognized as a results-oriented leader with deep strategic and ESG expertise, strong global experience, ability to drive profitable growth, and guide complex business transformations. He has led the formulation and execution of Carrier’s enterprise and portfolio strategies as an independent public company. This includes transformational moves to focus the company on intelligent climate solutions, resulting in the sale of Chubb, acquisition of Viessmann Climate Solutions, and exit of Fire & Security and Commercial Refrigeration portfolio. He has implemented lifecycle strategies to accelerate Carrier’s core aftermarket business, which has grown by a double-digit compound annual growth rate since 2021. Prior to joining Carrier, Mr. Agrawal spent 14 years, from 2005 to 2019, at UTC across multiple divisions and corporate headquarters. Most recently, he served as President, Aftermarket at Collins Aerospace and UTC Aerospace Systems. He also led the integration of Rockwell Collins, a large commercial aftermarket business at Pratt & Whitney. He also led UTC Financial Planning & Analysis. Prior to joining UTC, he spent seven years with Bain & Company, a global strategy consulting firm, where he led broad-based client engagements with mid to large-size companies (both publicly and privately equity held) across the industrial, healthcare, financial services and retail sectors. Mr. Agrawal has a Master of Business Administration from Carnegie Mellon University’s Tepper School of Business, where he earned their highest honor (Elliott Dunlop Smith Award). He also has a Ph.D. in Engineering from the University of Missouri. We believe that Mr. Agrawal is qualified to serve as a member of the Board due to his deep extensive industry and public company experience.

Patrick C. Eilers. Mr. Eilers has served as the Executive Chairman of the Board since May 2024 and as a member of the Board since March 2021, which includes his service as a member of the Board of Directors of XPDB between March 2021 and the consummation of the Business Combination. Prior to the Business Combination, Mr. Eilers also served as the Chief Executive Officer of XPDB since its formation in March 2021. Mr. Eilers is the founder and has served since 2019 as the Managing Partner of TEP, a private equity firm focused on the energy & power transition, in particular its impact on the electrical grid, with an expertise in (i) renewable energy, (ii) energy storage, technology, equipment & services, and (iii) transitional energy infrastructure. Mr. Eilers has over 20 years of investment experience focused on the energy & power transition. Mr. Eilers served as Chief Executive Officer and Director of Power & Digital Infrastructure Acquisition Corp. from December 2020 until the completion of its merger with Core Scientific in January 2022. Prior to founding TEP, Mr. Eilers was a Managing Director on the BlackRock Infrastructure Platform, where he also served as an Investment Committee member for BlackRock’s Global Renewable Power Fund, Global Energy & Power Infrastructure Fund, and chaired the Energy & Power Private Equity Fund. Prior to joining BlackRock in 2016, he also worked at Madison Dearborn Partners overseeing the firm’s energy, power, and chemicals practices for 10 years. Mr. Eilers earned a Bachelor of Science in Biology and Mechanical Engineering from the University of Notre Dame and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Mr. Eilers is well qualified to serve as one of our directors due to his extensive executive, director and leadership experience in private equity and investment banking, including extensive knowledge relating to the power generation, power infrastructure, transmission, and battery storage industries.

Marwa Zaatari. Dr. Zaatari has served as a member of the Board since the consummation of the Business Combination. In November 2020, Dr. Zaatari co-founded D ZINE Partners and has served as the Chief Science Officer of D ZINE Partners since its founding. Prior to co-founding D ZINE Partners, Dr. Zaatari served as the Vice President of Building Solutions of enVerid Systems, Inc. from January 2015 through May 2020. Prior to joining enVerid Systems, Inc., Dr. Zaatari served as a consultant of Trinity Consultants and as the Chair of Indoor Air Quality Procedure of the U.S. Green Building Counsel (“USGBC”). Since May 2020, Dr. Zaatari has served as a member of the Board of Advisors of enVerid Systems, Inc. Dr. Zaatari also serves as a member of the Board of Directors of USGBC, as a member of the Technical Advisory Committee of the USGBC Center for Green Schools and as a member of various committees of the American Society of Heating, Refrigerating and Air-Conditioning Engineers (“ASHRAE”), including vice chair for ASHRAE Standards 62.1 and the Environmental Health Committee and a voting member for ASHRAE Standard 241. Dr. Zaatari received a Ph.D. in Architectural and Environmental Engineering from the University of Texas at Austin and a Master’s Degree in Engineering Management from The American University of Beirut, Lebanon, with a specialization in energy management. We believe that Dr. Zaatari is qualified to serve as a member of the Board due to her extensive experience in HVAC design innovation and her deep knowledge of industry standards.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL 2

Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has appointed BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. In this Proposal 2, we are asking stockholders to vote to ratify this appointment. Representatives of BDO are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of BDO as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of BDO, our Audit Committee will consider the engagement of other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

BDO has served as our independent auditor since 2024. The following table summarizes the audit fees billed and expected to be billed by BDO for 2024 and the fees billed by BDO for all other services rendered during 2024. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Year Ended December 31,
Fee Category	2024
Audit Fees(1)	$829,848
Audit-Related Fees	-
Tax Fees(2)	20,750
All Other Fees	-
Total Fees	$850,598

(1)
Consists of fees for the audit of our annual financial statements, reviews of quarterly financial statements and services provided in connection with SEC filings, including consents and comment and comfort letters.
(2)
Consists of fees for professional services for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of our auditor to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by our auditor to any member of management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management and with BDO, the Company’s independent registered public accounting firm. The Audit Committee has discussed with BDO the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from BDO pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

Paul Dabbar, Chair
Ajay Agrawal
J. Kyle Derham

CORPORATE GOVERNANCE

Independence of the Board of Directors

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

As a result of the Class A common stock being listed on the Nasdaq, the Company is required to comply with the applicable rules of such exchange in determining whether members of the Board are independent. The Board has determined that Dr. Zaatari and Messrs. Baucus, Dabbar, Agrawal and Derham are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Lead Independent Director

Our Corporate Governance Guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a Lead Independent Director. In March 2025, the independent directors elected Mr. Derham to serve as the Board’s Lead Independent Director.

The Lead Independent Director’s responsibilities include, but are not limited to: (i) presiding over all meetings of our Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; (ii) approving Board meeting schedules and agendas; and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

During 2024, the Board held seven meetings, the Audit Committee held six meetings, the Compensation Committee held eight meetings, and the Nominating and Corporate Governance Committee held one meeting. During 2024, each of the Company’s directors attended at least 75% of the Board meetings and the meetings of the committees on which that director served.

Audit Committee

Our Audit Committee consists of Paul Dabbar, Ajay Agrawal and J. Kyle Derham, with Paul Dabbar serving as chairperson. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our Audit Committee must be composed entirely of independent members. Our Board has affirmatively determined that Paul Dabbar, Ajay Agrawal and J. Kyle Derham each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq listing standards. In addition, our Board has determined that Paul Dabbar qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board adopted a written charter for the Audit Committee, which is available on our corporate website at www.airjouletech.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to AirJoule’s corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee AirJoule’s independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
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reviewing, with our independent registered public accounting firm, the scope and results of their audit;
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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
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reviewing our policies on risk assessment and risk management;
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reviewing related person transactions;
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reviewing our investment philosophy and policies, including the allocation and performance of our investment portfolio; and
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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

AirJoule’s Compensation Committee consists of Max S. Baucus and Marwa Zaatari, with Marwa Zaatari serving as chairperson. Our Board has affirmatively determined that Max S. Baucus and Marwa Zaatari each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board adopted a written charter for the Compensation Committee, which is available on our corporate website at www.airjouletech.com.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the Compensation Committee will include:

•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•
overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•
reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
•
reviewing and approving all employment agreement and severance arrangements for our executive officers;
•
reviewing and administering any stock ownership guidelines for our executive officers;

•
making recommendations to our Board regarding the compensation of our directors; and
•
retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

AirJoule’s Nominating and Corporate Governance Committee consists of Max S. Baucus and Paul Dabbar with Max S. Baucus serving as chairperson. Our Board has affirmatively determined that Max S. Baucus and Paul Dabbar each meet the definition of “independent director” under Nasdaq rules. Our Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.airjouletech.com.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

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identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
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overseeing succession planning for our Chief Executive Officer and other executive officers;
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periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;
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overseeing an annual evaluation of the effectiveness of our Board and its committees; and
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developing and recommending to our Board of Directors a set of corporate governance guidelines.

Risk Oversight

One of the key functions of the Board is informed oversight of AirJoule’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and AirJoule’s Audit Committee has the responsibility to consider and discuss AirJoule’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. AirJoule’s Compensation Committee also assesses and monitors whether AirJoule’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Conduct

AirJoule has adopted a written Code of Ethics and Conduct that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Conduct is available at AirJoule’s website, www.airjouletech.com. In addition, AirJoule intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics and Conduct.

Insider Trading Policy

We maintain an Insider Trading Policy that governs the purchase, sale, and other transactions in our securities by our directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. This policy applies to employees, directors, and consultants of the Company (“Covered Individuals”) and such persons’ immediate family members, persons with whom they share a household, persons who are their economic dependents, and any other individuals or entities whose transactions in securities they influence, direct, or control (“Related Persons”).

Under the policy, Covered Individuals aware of material nonpublic information relating to the Company and their Related Persons may not engage in any transactions with the Company’s securities, subject to exceptions permitting option exercises, tax withholding transactions, sell-to-cover transactions, 10b5-1 automatic trading programs and bona fide gifts. The policy applies to securities issued by the Company as well as derivative securities not issued by the Company, such as exchange-traded put or call options or swaps related to the Company’s securities. The policy also requires quarterly trading blackout periods during which directors, officers, and certain employees and their Related Persons may not conduct any trades in Company securities in the period beginning ten calendar days before the end of each fiscal quarter and ending one full trading day after the Company releases its financial results for that quarter. In addition to the other requirements in the Insider Trading Policy, officers, directors and certain employees are subject to pre-clearance requirements under which they cannot engage in any transaction in the Company’s securities without first obtaining pre-clearance from the Company’s Chief Legal Officer. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report for the year ended December 31, 2024.

Clawback Policy

We maintain a Compensation Recovery Policy (the “Compensation Recovery Policy”), in compliance with the final clawback rules and regulations adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the listing standards adopted by Nasdaq. In the event the Company is required to prepare an accounting restatement, the Compensation Recovery Policy requires us to recover, reasonably promptly, from current and former executive officers (as defined under the applicable rules) any amount of incentive-based compensation that was erroneously awarded (i.e., that was earned, granted or vested based on the achievement of a financial reporting measure), unless the Compensation Committee determines that recovery would be impracticable.

Following the Company’s issuance of its unaudited financial statements as of and for the three months ended March 31, 2024 (the “Q1 Financial Statements”), the Company identified an unintentional error in the Q1 Financial Statements and, accordingly, subsequently restated its Q1 Financial Statements, as further described in the Company’s Quarterly Report on Form 10-Q/A for the three month period ended March 31, 2024. This restatement did not affect any incentive-based compensation that was earned, granted or vested based on the achievement of a financial reporting measure and, accordingly, the Company determined that the restatement would not result in the recoupment of compensation under the Compensation Recovery Policy.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (1)	Position
Patrick C. Eilers (2)	58	Executive Chairman
Matthew B. Jore (2)	62	Chief Executive Officer and Director
Stephen S. Pang	43	Chief Financial Officer

(1)
As of April 8, 2025
(2)
See “Information Regarding Director Nominees and Continuing Directors” above.

Stephen S. Pang has served as the Chief Financial Officer of AirJoule since May 2024. Mr. Pang previously served as Managing Director and Portfolio Manager at TortoiseEcofin Investments (“TortoiseEcofin”) and was responsible for TortoiseEcofin’s public and private direct investments across its energy transition and infrastructure strategies. At TortoiseEcofin, he served as Chief Financial Officer for Tortoise Acquisition Corp., which merged with Hyliion Inc. (NYSE: HYLN) in October 2020. After the business combination, he continued to serve as a director and was a member of its audit committee until February 2024. Mr. Pang also served as Chief Financial Officer and a Director of Tortoise Acquisition Corp. II until the completion of its business combination in August 2021 with Volta Industries, Inc. (“Volta”). Volta was subsequently acquired by Shell USA in March 2023. Before joining Tortoise Capital Advisors in 2014, Mr. Pang was a director in Credit Suisse’s Equity Capital Markets Group. Prior to joining Credit Suisse in 2012, he spent eight years in Citigroup Global Market’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Mr. Pang earned a Bachelor of Science in Business Administration from the University of Richmond and is a CFA charterholder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

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we have been or are to be a participant;
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the amount involved exceeded or will exceed $120,000; and
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any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Description of Business Combination and Name Changes

In 2023, XPDB entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 5, 2023, as amended on February 5, 2024, with XPDB Merger Sub, LLC, a direct wholly-owned subsidiary of XPDB (“Merger Sub”), and AirJoule Technologies LLC, formerly known as Montana Technologies LLC (“Legacy Montana”). On March 14, 2024, pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Montana, with Legacy Montana surviving the merger as a wholly-owned subsidiary of XPDB (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with closing the Business Combination, XPDB changed its name from “Power & Digital Infrastructure Acquisition II Corp.” to “Montana Technologies Corporation.” In November 2024, to better align our name with our business operations and proprietary technology, we changed our name from Montana Technologies Corporation to AirJoule Technologies Corporation, and our wholly owned subsidiary changed its name from Montana Technologies LLC to AirJoule Technologies LLC.

Class B Common Stock Conversion

In November 2024, pursuant to a notice of conversion delivered to the Company by Matthew B. Jore, the holder of all outstanding shares of Class B common stock, all outstanding shares of Class B common stock were converted on a one-for-one basis into shares of Class A common stock. As a result of the conversion, since November 2024, there have been no outstanding shares of Class B common stock.

Statement of Work

In November 2024, we executed a statement of work with AirJoule, LLC, our joint venture with GE Vernova, under the Master Services Agreement, dated as of March 4, 2024, by and between us and AirJoule, LLC, pursuant to which we will provide AirJoule, LLC with engineering and administrative services. Once each calendar year, unless otherwise agreed by the AirJoule, LLC Board of Directors (“AJ Board”), we will provide equity awards to AirJoule, LLC employees in amounts approved by the AJ Board.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination as contemplated by the Merger Agreement, AirJoule, XPDI Sponsor II LLC (the “Sponsor”) and certain other holders of AirJoule stock entered into the Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of the Company that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement registering the resale of the Class A common stock (including those held as of Closing or issuable upon future exercise of the Private Placement Warrants) and the Private Placement Warrants under the Registration Rights Agreement within 30 days after the execution of the Registration Rights Agreement. At any time and from time to time when an effective shelf registration is on file with the SEC, certain stockholders may request to sell all or any portion of their Registrable Securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $25.0 million. The Company also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that AirJoule will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Lock-up Agreements

In connection with the consummation of the Business Combination as contemplated by the Merger Agreement, AirJoule, the Sponsor and certain other holders of AirJoule capital stock entered into the Lock-Up Agreements, pursuant to which the parties were subject to certain restrictions on transfer with respect to the shares of Class A common stock issued as part of the Business Combination beginning at the Closing and ending on the date that is six months after the completion of the Business Combination and with respect to the Private Placement Warrants, thirty calendar days after the completion of the Business Combination. Following the execution of the Lock-Up Agreements, a total of approximately 32,382,023 shares of the issued and outstanding Class A common stock, were subject to the restrictions of the Lock-Up Agreements as of the Closing. Restrictions on transfer of Class A common stock expired on September 14, 2024 and restrictions on Private Placement Warrants expired on April 14, 2024. There are no Lock-Up Agreements currently in place relating to our Class A common stock or Private Placement Warrants.

Consulting Agreements

AirJoule was a party to a consulting agreement, dated as of January 1, 2019, with MRJ, LLC, which is owned in part by Mr. Jore, our Chief Executive Officer, pursuant to which AirJoule engaged MRJ, LLC to provide certain consulting services to AirJoule in connection with the development and sales of AirJoule’s technologies and products. Under the terms of the consulting agreement, AirJoule was responsible for a base fee to the consultant of $20,000 per month. On May 1, 2024, Mr. Jore became a full-time employee of AirJoule and, in connection therewith, the Company terminated the consulting agreement with MRJ, LLC.

AirJoule was party to a consulting agreement, dated as of April 9, 2021, with Doxey Capital LLC, which is owned by Mr. Gutke, the then Chief Financial Officer of AirJoule, pursuant to which AirJoule engaged Doxey Capital LLC to provide certain consulting services to AirJoule in connection with the activities, responsibilities and functions associated with Mr. Gutke’s role of Chief Financial Officer of AirJoule. Under the terms of the consulting agreement, AirJoule was responsible for a consulting fee equal to $20,000 per month. On May 1, 2024, Mr. Gutke became a full-time employee of AirJoule and, in connection therewith, the Company terminated the consulting agreement with Doxey Capital LLC.

Subscription Agreements

On January 26, 2024, March 4, 2024, March 8, 2024 and March 14, 2024, AirJoule entered into Subscription Agreements with TEP Montana LLC, an investment entity controlled by Patrick C. Eilers, a member of the Board, pursuant to which TEP Montana acquired AirJoule Class B common units that converted into an aggregate of 5,116,176 shares of Class A common stock upon the consummation of the Business Combination for an aggregate purchase price of approximately $43.5 million.

On January 29, 2024, AirJoule entered into a Subscription Agreement with Stu Porter, a member of the Board, pursuant to which Mr. Porter acquired AirJoule Class B common units that converted into an aggregate of 294,118 shares of Class A common stock upon the consummation of the Business Combination for an aggregate purchase price of $2.5 million.

Lease Agreement

The Company had a property lease agreement with its Chief Executive Officer. The lease agreement was terminated upon closing of the Business Combination on March 14, 2024. As of December 31, 2024 and December 31, 2023, $0 and $2,000 were owing under this agreement and included in accounts payable on the condensed consolidated balance sheets.

Office Services Agreement

On October 31, 2020, the Company entered into a office services agreement with an affiliate for a monthly payment of $5,000 to provide office services. On May 1, 2024, this agreement was terminated. As of December 31, 2024, $0 was owed under this agreement.

Statement of Policy Regarding Transactions with Related Persons

In connection with the closing of the Business Combination, we adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of our Class A common stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with AirJoule without the approval of our Audit Committee, subject to certain exceptions.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each member of our Board and our executive officers.

Advisory, Consulting and Service Fees

In connection with the Business Combination, the Company agreed to (i) pay XMS Capital Partners, LLC (“XMS Capital”), a global independent financial services firm, primarily providing strategic and financial advisory services, and Transition Equity Partners, LLC (“TEP”), a private equity firm focused on renewable and transition energy infrastructure in North America, an aggregate amount equal to $3,000,000 for advisory and consulting services provided to XPDB prior to the Closing. The Sponsor, which was an affiliate of the Company prior to the consummation of the Business Combination, was formed by TEP and XMS XPDI Sponsor Holdings II LLC, which was formed by professionals of XMS Capital. Additionally, TEP is controlled by Patrick C. Eilers, a member of the Board. The Company also agreed to reimburse affiliates of the Sponsor an amount equal to $20,000 per month, or $540,000 in the aggregate, for office space, secretarial and administrative services provided during the period from the consummation of the XPDB IPO until the consummation of the Business Combination. Per agreement, these payments and reimbursements are being deferred for an indeterminate period of time.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for AirJoule’s executive officers who are named in the “2024 Summary Compensation Table” below. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

In 2024, AirJoule’s “named executive officers” and their positions were as follows:

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Matthew B. Jore, Chief Executive Officer;
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Stephen S. Pang, Chief Financial Officer; and
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Patrick C. Eilers, Executive Chairman.

Each of Messrs. Pang and Eilers has served in his respective role since May 2024.

Summary Compensation Table

The following table sets forth information concerning the compensation of AirJoule’s named executive officers for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total
Matthew B. Jore	2024	338,462	-	511,500	511,499	180,000	6,000	1,547,461
Chief Executive Officer	2023	240,000	-	-	-	-	-	240,000
Stephen S. Pang	2024	193,846	-	600,675	479,711	150,000	-	1,424,232
Chief Financial Officer
Patrick C. Eilers	2024	193,846	-	255,750	255,749	120,000	-	825,345
Executive Chairman

(1)
Amounts in this column for Mr. Jore include consulting fees paid to Mr. Jore through May 2024 for his services to the Company as an independent contractor through MRJ, LLC (“MRJ”), and salary paid to Mr. Jore from May 2024 through December 2024. For additional detail, please see “Narrative Disclosure to Summary Compensation Table — Consulting Fees,” “Narrative Disclosure to Summary Compensation Table — Base Salaries and Annual Bonuses” and “Executive Compensation Arrangements — Jore Consulting Arrangement” below.
(2)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during 2024 computed in accordance with FASB’s ASC Topic 718, Stock-based Compensation (“ASC Topic 718”), rather than the amounts paid to or realized by the named executive officer. Assumptions used in calculating the value of all restricted stock unit awards made to the named executive officers are included in Note 11 to AirJoule’s consolidated financial statements included in our Annual Report for the year ended December 31, 2024.
(3)
Amounts in this column reflect the aggregate grant date fair value of stock options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. The assumptions used in calculating the value of all option awards made to the named executive officers are included in Note 11 to AirJoule’s consolidated financial statements included in our Annual Report for the year ended December 31, 2024.
(4)
Amounts for 2024 were earned in recognition of 2024 performance, and was paid to the named executive officers in March 2025. See “Narrative Disclosure to Summary Compensation Table — Base Salaries and Annual Bonuses — Annual Bonuses” below for additional information.
(5)
Amount in this column for Mr. Jore reflects the aggregate lease payments made by the Company to Mr. Jore in January, February and March 2024 pursuant to a property lease agreement between the Company and Mr. Jore, which was terminated upon the close of the Business Combination.

Narrative Disclosure to Summary Compensation Table

Consulting Fees

During 2024, Mr. Jore provided services to the Company as an independent contractor through MRJ through April 30, 2024, and became a full-time employee of AirJoule on May 1, 2024. Mr. Jore’s consulting fees through April 30, 2024 were $20,000 per month. The Summary Compensation Table above shows the actual consulting fees paid to Mr. Jore during 2024, together with the base salary he received from AirJoule for his role as Chief Executive Officer from May 1, 2024 through the December 31, 2024.

Base Salaries and Annual Bonuses

Effective as of May 1, 2024, the Compensation Committee approved annual base salaries and annual target bonuses (expressed as a percentage of annual base salary) for each of the named executive officers, as set forth in the following table:

Named Executive Officer	Annual Base Salary	Target Bonus (% of Base Salary)
Matthew B. Jore	$400,000	75%
Stephen S. Pang	$300,000	50%
Patrick C. Eilers	$300,000	50%

2024 Salaries

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The Summary Compensation Table above shows the actual base salaries (together with, for Mr. Jore, consulting fees) paid to each named executive officer in 2024.

Annual Bonuses

In 2024, each of our named executive officers was eligible to earn an annual cash incentive bonus (targeted at the amount set forth in the table above). The actual cash bonuses awarded to each named executive officer for 2024, which were determined by the Compensation Committee based on the achievement of certain Company performance goals and individual performance goals, are set forth in the Summary Compensation Table above.

Equity Compensation

Stock Options

On June 6, 2024, the Compensation Committee granted Messrs. Jore, Pang and Eilers options to purchase 131,664, 65,832 and 65,832 shares of Class A common stock, respectively, under the Company’s 2024 Incentive Award Plan (the “Incentive Plan”). The Compensation Committee also granted Mr. Pang an additional option to purchase 177,747 shares of Class A common stock on September 9, 2024. The options granted to the named executive officers in 2024 are eligible to vest as to 25% of the underlying shares on the first anniversary of June 6, 2024 and as to the remaining underlying shares in 12 substantially equal quarterly installments thereafter, subject to the named executive officer’s continued service through the applicable vesting date.

Each option will vest in full (to the extent then-unvested) upon the applicable named executive officer’s termination of service due to his death or disability. In addition, if the applicable named executive officer incurs a termination of service (i) without “cause” (as defined in the applicable award agreement) within three months prior to, or 12 months following, a “change in control” of the Company (as defined in the Incentive Plan) or (ii) due to his resignation for “good reason” (as defined in the applicable award agreement) within 12 months following a change in control, then subject to his timely execution and non-revocation of a release of claims, the option will vest in full (to the extent then-unvested).

Restricted Stock Units

On June 6, 2024, the Compensation Committee granted Messrs. Jore, Pang and Eilers 50,000, 25,000 and 25,000 restricted stock units, respectively, under the Incentive Plan. The Compensation Committee also granted Mr. Pang a one-time award of 67,500 restricted stock units on September 9, 2024. The awards of restricted stock units granted to the named executive officers in 2024 are eligible to vest as to 25% of the restricted stock units subject thereto on each of the first four anniversaries of June 6, 2024, subject to the named executive officer’s continued service through the applicable vesting date.

Each award of restricted stock units will vest in full (to the extent then-unvested) upon the applicable named executive officer’s termination of service due to his death or disability. In addition, if the applicable named executive officer incurs a termination of service (i) without “cause” (as defined in the applicable award agreement) within three months prior to, or 12 months following, a “change in control” of the Company (as defined in the Incentive Plan) or (ii) due to his resignation for “good reason” (as defined in the applicable award agreement) within 12 months following a change in control, then subject to his timely execution and non-revocation of a release of claims, the restricted stock units will vest in full (to the extent then-unvested).

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule.

Other Elements of Compensation

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee health and welfare plans (including medical, dental and vision plans), to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers. We do not currently, and we did not during 2024, provide material perquisites to any of our named executive officers.

Retirement Plan

In January 2025, we implemented a 401(k) retirement savings plan for our employees, including the named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full time employees. The 401(k) plan permits eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) retirement savings plan. The 401(k) retirement savings plan provides for matching contributions of up to 4% of employees’ eligible compensation contributed to the 401(k) retirement savings plan, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. As the 401(k) retirement savings plan was not in place during 2024, no employer matching contributions were made with respect to our employees (including our named executive officers) during 2024 .

No Tax Gross-Ups

AirJoule does not make gross-up payments to cover its named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by AirJoule.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards as of December 31, 2024 for each of our named executive officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Matthew B. Jore	6/6/2024	-	131,664	10.23	6/6/2034
	6/6/2024	-	-	-	-	50,000	398,500
Stephen S. Pang	6/6/2024	-	65,832	10.23	6/6/2034
	6/6/2024	-	-	-	-	25,000	199,250
	9/9/2024	-	177,747	10.23	6/6/2034
	9/9/2024	-	-	-	-	67,500	537,975
Patrick C. Eilers	6/6/2024	-	65,832	10.23	6/6/2034
	6/6/2024	-	-	-	-	25,000	199,250

(1)
Represents options to purchase shares of Class A common stock, which are eligible to vest as to 25% of the underlying shares on the first anniversary of the applicable vesting commencement date and as to the remaining underlying shares in 12 substantially equal quarterly installments thereafter, subject to the named executive officer’s continued service through the applicable vesting date. These options are subject to accelerated vesting in connection with certain terminations of the named executive officer’s service with the Company, as further described under the section titled “Narrative Disclosure to Summary Compensation Table — Equity Compensation — Stock Options” above.
(2)
Represents awards of restricted stock units, which are eligible to vest as to 25% of the restricted stock units subject thereto on each of the first four anniversaries of the applicable vesting commencement date, subject to the named executive officer’s continued service through the applicable vesting date. These awards of restricted stock units are subject to accelerated vesting in connection with certain terminations of the named executive officer’s service with the Company, as further described under the section titled “Narrative Disclosure to Summary Compensation Table — Equity Compensation — Restricted Stock Units” above.
(3)
The market value for the restricted stock units is calculated based on the closing price of our Class A common stock as of December 31, 2024, which was $7.97 per share.

Executive Compensation Arrangements

Jore Consulting Arrangement

Pursuant to the consulting agreement between AirJoule and MRJ, an entity partially owned by Mr. Jore, dated January 1, 2019 (the “Jore Consulting Agreement”), Mr. Jore (through MRJ) provided consulting services to AirJoule in exchange for a monthly consulting fee equal to $20,000 through April 30, 2024. The Jore Consulting Agreement contained confidentiality and non-disclosure covenants and invention assignment provisions. On May 1, 2024, Mr. Jore became a full-time employee of AirJoule and, in connection therewith, the Jore Consulting Agreement was terminated.

Offer Letters

The Company is and was during 2024, following the close of the Business Combination, party to an offer letter with each of the named executive officers, which sets forth the terms and conditions of employment for each named executive officer, including his initial base salary, initial target bonus, eligibility to receive equity awards and eligibility to participate in our employee benefit plans.

Executive Severance Plan

On June 6, 2024, the Company adopted an Executive Severance Plan, pursuant to which certain employees with a title of Vice President or higher selected by the Compensation Committee to participate in the Executive Severance Plan are eligible for severance benefits upon certain terminations of employment. In 2024, after the adoption of the Executive Severance Plan, each of Messrs. Jore, Pang and Eilers were participants in the Executive Severance Plan.

Under the Executive Severance Plan, in the event of a named executive officer’s termination of employment by the Company without “cause” or by the executive for “good reason” (each as defined in the Executive Severance Plan) (each, a “Qualifying Termination”), the executive will be eligible to receive the following payments and benefits:

•
continued payment of the executive’s base salary for nine months (or, for Mr. Jore, 12 months) following the Qualifying Termination; and
•
company-subsidized COBRA continuation for the executive and his covered dependents for a period of up to nine months (or, for Mr. Jore, 12 months) following the Qualifying Termination.

In the event of the applicable named executive officer’s Qualifying Termination during the 12-month period following the consummation of a “change in control” of the Company (as defined in the Incentive Plan) or, solely if such Qualifying Termination is by reason of a termination by the Company without “cause,” during the three month period prior to the consummation of a change in control, then in lieu of the payments and benefits described above, the executive will be eligible to receive following payments and benefits:

•
an amount equal to 12 months (or, for Mr. Jore, 18 months) of base salary, payable in a lump-sum;
•
an amount equal to 12 months (or, for Mr. Jore, 18 months) of the Company’s portion of monthly COBRA premium contributions for the executive and his covered dependents, payable in a lump-sum; and
•
an amount equal to 100% (or, for Mr. Jore, 150%) of the executive’s target annual cash performance bonus for the calendar year in which such Qualifying Termination occurs, payable in a lump-sum.

The Executive Severance Plan provides that each outstanding Company equity award held by the applicable named executive officer as of the date of his Qualifying Termination will be treated in accordance with the terms and conditions of the applicable Company equity plan and award agreement governing such equity award.

The applicable named executive officer’s right to receive the applicable severance payments and benefits described above is subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, and his continued compliance with any applicable restrictive covenants.

In the event that any payments under the Executive Severance Plan, together with any other amounts paid to a named executive officer, would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the executive.

DIRECTOR COMPENSATION

Pre-Business Combination Director Compensation

None of our non-employee directors received any cash, equity or other compensation for their service on the Board during 2024.

Post-Business Combination Director Compensation

In June 2024, the Board approved a one-time cash payment of $50,000 to Mr. Dabbar and granted a one-time equity award to Mr. Dabbar with a target value of $108,000, granted 50% in the form of restricted stock units and 50% in the form of stock options.

In addition, on June 6, 2024, our Board adopted the Non-Employee Director Compensation Program, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of AirJoule stock to further align their interests with those of our stockholders. The Non-Employee Director Compensation Program provides the following compensation for eligible non-employee directors:

Cash compensation

•
An annual cash retainer of $50,000 for each non-employee director.
•
An additional annual cash retainer for serving as a committee chair in the following amounts: (i) $15,000 for the Audit Committee chair, (ii) $10,000 for the Compensation Committee chair and (iii) $10,000 for the Nominating and Corporate Governance Committee chair.

Annual cash retainers are paid in quarterly installments in arrears and pro-rated for any partial calendar quarter of service.

Equity compensation

•
An annual equity award with a target value of $108,000, granted 50% in the form of restricted stock units and 50% in the form of stock options, in each case, to be granted on the date of each annual or special meeting of the Company’s stockholders, eligible to vest in full on the earlier to occur of (i) the one year anniversary of the applicable grant date and (ii) the date preceding the next annual meeting of the Company’s stockholders following the grant date, subject to the applicable non-employee director’s continued service through the applicable vesting date.

If a non-employee director is first appointed or elected on a date other than the date of an annual or special meeting of the Company’s stockholders, such director will be granted an equity award with a target value pro-rated for any partial year of service.

Each annual equity award granted under our Non-Employee Director Compensation Program will vest (and become exercisable, as applicable) in full (i) immediately prior a “change in control” of the Company (as defined in the Incentive Plan, or similar term as defined in the then-applicable plan), subject to the applicable non-employee director’s continued service until immediately prior to the change in control, if the non-employee director will not become a member of the Board or board of directors of the successor to the Company (or any parent thereof) as of immediately following the change in control, and (ii) if a non-employee director incurs a termination of service with the Company due to his or her death or disability.

Compensation under our Non-Employee Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Incentive Plan.

2024 Director Compensation Table

The following table contains information concerning the compensation of our non-employee directors for 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Paul Dabbar	98,750	110,484	110,486	319,720
Marwa Zaatari	45,000	55,242	55,243	155,485
Max S. Baucus	45,000	55,242	55,243	155,485
J. Kyle Derham	37,500	55,242	55,243	147,985
Ajay Agrawal	37,500	55,242	55,243	147,985
Stuart D. Porter	37,500	55,242	55,243	147,985

(1)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating the value of all restricted stock unit awards made to the directors are included in Note 11 to AirJoule’s consolidated financial statements included in our Annual Report for the year ended December 31, 2024.
(2)
Amounts in this column reflect the aggregate grant date fair value of stock options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating the value of all option awards made to the directors are included in Note 11 to AirJoule’s consolidated financial statements included in our Annual Report for the year ended December 31, 2024.

The following table shows the aggregate numbers of unvested restricted stock units and option awards (exercisable and unexercisable) held as of December 31, 2024 by each non-employee director who served during 2024.

Name	Unvested RSU Awards Outstanding at Fiscal Year End (#)	Options Outstanding at Fiscal Year End (#)
Paul Dabbar	10,800	28,440
Marwa Zaatari	5,400	14,220
Max S. Baucus	5,400	85,615
J. Kyle Derham	5,400	14,220
Ajay Agrawal	5,400	14,220
Stuart D. Porter	5,400	14,220

STOCK OWNERSHIP

The following table sets forth information known to us regarding the beneficial ownership of our Class A common stock as of April 8, 2025 by:

•
each person who is the beneficial owner of more than 5% of the outstanding shares of our Class A common stock;
•
each of AirJoule’s named executive officers and directors; and
•
all of our executive officers and directors of AirJoule as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o AirJoule Technologies Corporation, 34361 Innovation Drive, Ronan, Montana 59864.

The beneficial ownership of our Class A common stock is based on 56,454,161 shares of Class A common stock issued and outstanding as of April 8, 2025.

Each share of Class A common stock entitles the record holder thereof as of the applicable Record Date to one vote per share in person or by proxy on all matters submitted to a vote of the stockholders.

Name of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders:
James J. Pallotta	3,507,095	6.2%
Directors and Named Executive Officers:
Matthew B. Jore(1)	7,736,712	13.7%
Jeffrey D. Gutke(2)	403,480	*
Stephen Pang(3)	84,019	*
Patrick C. Eilers(4)	6,674,639	11.4%
Ajay Agrawal(5)	19,620	*
Max S. Baucus(6)	138,612	*
Paul Dabbar(7)	233,847	*
J. Kyle Derham(8)	19,620	*
Stuart D. Porter(9)	19,050,382	33.7%
Marwa Zaatari(10)	19,620	*
All directors and executive officers as a group (10 individuals)	34,380,551	58.0%

* Less than one percent.

(1)
Includes (i) 7,691,296 shares of Class A common stock, (ii) 32,916 underlying options that will become exercisable within 60 days after such date and (iii) 12,500 restricted stock units that will vest within 60 days after such date.
(2)
Includes (i) 95,193 shares of Class A common stock held of record by Jeffrey D. Gutke, (ii) 210,000 shares of Class A common stock issuable upon the exercise of the Assumed Options held of record by Doxey Capital LLC (“Doxey”), which are fully vested and exercisable, (iii) 75,579 shares of Class A common stock held of record by Doxey, (iv) 16,458 underlying options that will become exercisable within 60 days after such date and (v) 6,250 restricted stock units that will vest within 60 days after such date. Mr. Gutke is the sole member of Doxey. Accordingly, shares held by Doxey may be deemed to be beneficially held by Mr. Gutke. Mr. Gutke disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.
(3)
Includes (i) 60,894 underlying options that will become exercisable within 60 days after such date and (ii) 23,125 restricted stock units that will vest within 60 days after such date.
(4)
Includes (i) 4,512,508 shares of Class A common stock, (ii) 2,139,423 warrants, (iii) 16,458 underlying options that will become exercisable within 60 days after such date and (iv) 6,250 restricted stock units that will vest within 60 days after such date.
(5)
Includes (i) 14,220 underlying options that will become exercisable within 60 days after such date and (ii) 5,400 restricted stock units that will vest within 60 days after such date.
(6)
Includes (i) 47,597 shares of Class A common stock held of record by Max S. Baucus, (ii) 71,395 shares of Class A common stock issuable upon the exercise of the Assumed Options, which are fully vested and exercisable, (iii) 14,220 underlying options that will become exercisable within 60 days after such date and (iv) 5,400 restricted stock units that will vest within 60 days after such date.

(7)
Includes (i) 94,607 shares of Class A common stock, (ii) 100,000 warrants, (iii) 28,440 underlying options that will become exercisable within 60 days after such date and (iv) 10,800 restricted stock units that will vest within 60 days after such date.
(8)
Includes (i) 14,220 underlying options that will become exercisable within 60 days after such date and (ii) 5,400 restricted stock units that will vest within 60 days after such date.
(9)
Includes (i) 274,988 shares of Class A common stock held of record by Stuart D Porter, (ii) 18,755,774 shares of Class A common stock held of record by Three Curve Capital LP, (iii) 14,220 underlying options that will become exercisable within 60 days after such date and (iv) 5,400 restricted stock units that will vest within 60 days after such date. Three Curve Capital LP is controlled by Stuart D. Porter. Accordingly, all of the shares held by Three Curve Capital LP may be deemed to be beneficially held by Mr. Porter. Mr. Porter disclaims beneficial ownership of these securities, except to the extent, if any of his pecuniary interest therein.
(10)
Includes (i) 14,220 underlying options that will become exercisable within 60 days after such date and (ii) 5,400 restricted stock units that will vest within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own 10% or more of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on our review of reports and written representations that we have received, we believe that all required reports were timely filed during 2024 except a Form 4 filed late on January 6, 2025 by Mr. Porter.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plan as of December 31, 2024.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,057,902 (1)	$5.60 (2)	3,999,654 (3)
Equity compensation plans not approved by security holders	1,174,087 (4)	0.19	-
Total	4,231,989	$5.79	3,999,654

(1)
Includes 2,537,602 shares of Class A common stock subject to stock options under the Incentive Plan and 520,300 shares of Class A common stock subject to outstanding restricted stock units under the Incentive Plan, in each case, that were outstanding on December 31, 2024.
(2)
Reflects the weighted-average exercise price of outstanding stock options under the Incentive Plan. The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(3)
The number of shares of Class A common stock available for issuance under the Incentive Plan will automatically increase on January 1 of each year (continuing until, and including, January 1, 2034) by a number of shares equal to 5% of our outstanding shares of Class A common stock as of the preceding December 31 (or such lesser number of shares as may be approved by the Board).
(4)
Represents shares of Class A common stock subject to stock options which were assumed by the Company upon the closing of the Business Combination and, prior to the closing, covered Legacy Montana Class C common units. The non-plan option agreements covering such options have not been approved by the Company’s stockholders.

Non-Plan Option Agreements

In connection with the closing of the Business Combination, AirJoule assumed certain options to purchase Legacy Montana Class C common units and the non-plan option agreements evidencing the grants of such options (together, the “Option Agreements”). At the closing, such options were assumed by the Company and converted into options covering shares of Class A common stock as set forth in the Merger Agreement (the “Assumed Options”). The material terms of the Option Agreements are described below:

Administration. The Board or a committee thereof administers the Option Agreements.

Vesting and Exercisability. The Assumed Options were fully vested and exercisable as of the grant date. To exercise an Assumed Option, the grantee must deliver written notice to the Company specifying the grantee’s election to exercise the Assumed Option, the number of shares of Class A common stock for which it is being exercised and the form of payment of the exercise price for the shares of Class A common stock being purchased upon such exercise. The exercise price may be paid in cash or by the grantee surrendering shares of Class A common stock already owned by the grantee or that would otherwise be issued upon exercise of the Assumed Option that have a fair market value equal to the aggregate exercise price of the Assumed Option.

Termination. In the event that an Assumed Option is not exercised prior to the expiration date set forth in the applicable Option Agreement, the Assumed Option will terminate and be forfeited and cancelled without consideration on the expiration date.

Adjustments. If the Company, by subdivision, combination, reclassification of securities or otherwise, changes the shares of Class A common stock into the same or a different number of securities of any class or classes, the number and kind of securities subject to any Assumed Option will be adjusted as if the Assumed Option had been exercised in full for cash immediately prior to such change. The exercise price of such Assumed Option will also be adjusted if and to the extent necessary to reflect such change.

If the shares of Class A common stock or other securities issuable upon exercise of an Assumed Option are subdivided or combined into a greater or smaller number of shares, the shares of Class A common stock issuable pursuant to the Assumed Option and the exercise price will be proportionately reduced or increased, as applicable.

Termination or Amendment. The Board (or a committee thereof) may amend, modify or terminate any Option Agreement at any time; provided, that any such amendment, modification or termination that materially and adversely affects a grantee requires the grantee’s consent.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders must send such proposals to our Chief Legal Officer at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 17, 2025 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Chief Legal Officer at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Chief Legal Officer no earlier than January 29, 2026 and no later than the close of business (6:00 p.m. Eastern Time) on February 28, 2026. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2026 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Chief Legal Officer in writing not later than the close of business (6:00 p.m. Eastern Time) on March 30, 2026. If the 2026 Annual Meeting is set for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting is first made. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report for the year ended December 31, 2024, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Chief Legal Officer at the address set forth on the first page of this Proxy Statement, or call (800) 942-3083, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report for the year ended December 31, 2024, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Chief Legal Officer at the address set forth on the first page of this Proxy Statement or call the number above.

2025 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK *** EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail AIRJOULE TECHNOLOGIES CORPORATION Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://cstproxy.com/airjouletech/2025 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED UNDER PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. 1. To elect the two Class I directors nominated by the Board. Nominees: (1) Matthew B. Jore (2) Stuart D. Porter FOR ALL WITHHOLD ALL FOR ALL EXCEPT 2. To ratify the appointment of BDO USA, P.C.as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual Nominee(s), mark “For All Except” and write the number of the nominee(s) on the line below. CONTROL NUMBER Signature Signature, if held jointly Date 2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To view the 2025 Proxy Statement, 2024 Annual Report and to Attend the Annual Meeting, please go to: http://www.cstproxy.com/airjouletech/2025 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AIRJOULE TECHNOLOGIES CORPORATION The undersigned appoints Matthew B. Jore, Stephen S. Pang and Chad W. MacDonald and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of AirJoule Technologies Corporation held of record by the undersigned at the close of business on April 8, 2025 at the Annual Meeting of Stockholders of AirJoule Technologies Corporation to be held on May 29, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS UNDER PROPOSAL 1, IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed on reverse side)